UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ALPINE IMMUNE SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALPINE IMMUNE SCIENCES, INC.
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
to be held June 13, 2023
To our Stockholders:
The 2023 Annual Meeting of Stockholders of Alpine Immune Sciences, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Tuesday, June 13, 2023, at 1:30 p.m. Pacific Time, which means that you will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/ALPN2023. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The meeting will be held for the following purposes as more fully described in the accompanying proxy statement:
1.To elect as Class II directors the three nominees named in the attached proxy statement;
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2023;
3.To approve, on an advisory basis, the compensation of our named executive officers;
4.To approve the amendment and restatement of our amended and restated certificate of incorporation, as amended, to limit the liability of certain officers of our company as permitted by Delaware law and make certain other conforming changes; and
5.To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The record date for the 2023 Annual Meeting is April 20, 2023. If you held our common stock at the close of business on that date, you are entitled to vote at the meeting. Additional information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Notice, our proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com, using the control number located on your proxy card.
We appreciate your continued support and look forward to you joining our virtual meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Mitchell H. Gold
Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer

April 27, 2023
Seattle, Washington

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2023 Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

i

ALPINE IMMUNE SCIENCES, INC.
188 East Blaine Street, Suite 200
Seattle, Washington 98102
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, June 13, 2023 at 1:30 p.m. Pacific Time
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the 2023 annual meeting of stockholders and adjournment, postponement or other delay thereof, or the Annual Meeting, to be held on Tuesday, June 13, 2023. The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/ALPN2023 on June 13, 2023 at 1:30 p.m. Pacific Time. On or about May 1, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our Annual Meeting and our annual report to stockholders.
GENERAL INFORMATION
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•the election as Class II directors of the three nominees named in this proxy statement, each to serve a three-year term as a member of our board of directors, until the 2026 annual meeting of stockholders, or until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the current fiscal year ending December 31, 2023;
•a proposal to approve, on an advisory basis, the compensation of our named executive officers;
•a proposal to approve the amendment and restatement of our amended and restated certificate of incorporation, as amended, to limit the liability of certain officers of our company as permitted by Delaware law and make certain other conforming changes.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the three nominees named in this proxy statement for election as Class II directors;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2023;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•“FOR” the amendment and restatement of our amended and restated certificate of incorporation, as amended to limit the liability of certain officers of our company as permitted by Delaware law and make certain other conforming changes.

Who is entitled to vote at the Annual Meeting?
Only holders of our common stock as of the close of business on April 20, 2023, the record date, are entitled to receive notice of and to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 47,965,835 shares of our common stock outstanding and entitled to vote, and there were 25 stockholders of record, which number does not include approximately 4,060 beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares as beneficial owners through a brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker or other nominee.
Registered Stockholders or Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies (Mitchell H. Gold, M.D., and Paul Rickey) or to vote during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALPN2023.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares during the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How can I contact the transfer agent?
You can contact our transfer agent using the following information:
• By regular mail at:
Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, New York 11717
• By telephone at:
Toll Free: 1-877-830-4936
•By email at:
shareholder@broadridge.com
•By fax at:
1-215-553-5402
How do I vote?
You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the notice, proxy materials and our annual report to stockholders at www.proxyvote.com.
Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:
•casting a new vote by Internet or by telephone;
•returning a later-dated proxy card;

•notifying the corporate secretary of Alpine Immune Sciences, Inc., in writing, at the address listed on the front page of this proxy statement; or
•attending and voting, virtually via the Internet, during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
What is the effect of giving a proxy?
A proxy is your legal designation of another person to vote the stock that you own at the Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.
Proxies are solicited by and on behalf of our board of directors, and our board has designated Mitchell H. Gold and Paul Rickey to serve as proxies for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder.
If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above.
If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.
If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive the Notice instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about May 1, 2023, we expect to mail to our stockholders the Notice, which contains instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials and annual report.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What is a quorum? — How many shares must be present or represented to conduct business at the Annual Meeting?
A quorum is the minimum number of shares required to be present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting for the meeting to be properly held and business to be conducted at the meeting in accordance with our bylaws and Delaware law. If there is no quorum at the Annual Meeting, either the chairperson of the meeting or a majority in voting power of the stockholders entitled to vote who are present in person, or by remote communication, if applicable, or represented by proxy at the meeting may adjourn the meeting to another date. The presence, in person, or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting.
A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted, which is referred to as stockholder withholding, with respect to a particular matter. Similarly, a broker may not be permitted to vote stock, referred to as a broker non-vote, held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.
If you are a beneficial owner, your broker or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, your broker or other nominee holder of record does not have discretionary authority to vote on any of the other proposals at the Annual Meeting, all of which are considered non-routine matters, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these proposals. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on Proposals No. 1, 3 and 4 to your broker or other nominee.
How many votes are needed for approval of each matter?
•Proposal No. 1 — Election of Class II Directors: The election of directors requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
•Proposal No. 2 — Ratification of the Appointment of Ernst & Young LLP: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2023 must receive the affirmative “FOR” vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal to be approved.
•Proposal No. 3 — Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”): The approval, on an advisory basis, of our named executive officer compensation requires the affirmative “FOR” vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes). Because this vote is advisory only, it will not be binding on us or on our board of directors. Our board of directors and our compensation committee will consider the outcome of the vote when determining the compensation of our named executive officers.
•Proposal No. 4 — Amendment and Restatement of our Amended and Restated Certificate of Incorporation: The amendment and restatement of our amended and restated certificate of incorporation, as amended, requires the affirmative “FOR” vote of the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the voting power of all of the outstanding shares of our common stock entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
Abstentions are not considered votes cast and thus, will not have an effect on Proposals 1, 2 or 3. Abstentions will have the same effect as a vote "AGAINST" Proposal 4.
With regard to Proposals 1, 2 and 3, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. With regard to Proposal 4, broker non-votes, if any, will have the same effect as a vote "AGAINST" the proposal.
How are proxies solicited for the Annual Meeting, and who will bear the cost of the solicitation of proxies?
The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the Annual Meeting will be borne by us. We have hired Saratoga Proxy Consulting, LLC to help us solicit proxies. We expect to pay Saratoga Proxy Consulting, LLC a base fee of $10,000 plus reimbursement of reasonable out-of-pocket expenses. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile and internet. In addition to the mailing of the Notice or proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Alpine Immune Sciences, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why is this Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us and exercise their vote, and we have decided to conduct the Annual Meeting via virtual live webcast because we believe it better achieves these aims than holding a live in-person meeting. We believe that a virtual annual meeting of stockholders provides all of the rights and opportunities for stockholders to participate as they would at an in-person meeting, but offers a greater level of flexibility and access for many of our stockholders who may not be able to attend an annual meeting of stockholders in person. In addition, compared with the cost and inefficiency associated with holding an in-person meeting, a virtual meeting via live webcast offers an attractive alternative. We believe our stockholders’ opportunity to participate in the annual meeting virtually should assuage any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold in-person meetings. You will be able to attend the Annual Meeting online, vote and submit questions, and obtain the information noted above by visiting www.virtualshareholdermeeting.com/ALPN2023.
How can I submit a question during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/ALPN2023, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit questions during the Annual Meeting via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting. The questions received during the meeting and our answers will be available as soon as practicable after the Annual Meeting on https://ir.alpineimmunesciences.com. The questions and answers will remain available on https://ir.alpineimmunesciences.com for one week after posting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding” to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing the same household. Under this householding procedure, we send only a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders of record who share the same address unless one of those stockholders notifies us that the stockholder would like a separate copy of the Notice or proxy materials. This householding procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Alpine Immune Sciences, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us by telephone at (206) 788-4545 or at the following address:
Alpine Immune Sciences, Inc.
Attention: Legal
188 East Blaine Street, Suite 200
Seattle, Washington 98102
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 29, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Alpine Immune Sciences, Inc.
Attention: Corporate Secretary
188 East Blaine Street, Suite 200
Seattle, Washington 98102
Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in a notice of meeting given by or at the direction of the board of directors, (2) if not specified in the notice of meeting, otherwise properly brought before the meeting by or at the direction of our board of directors or the chairperson of the board of directors, or (3) otherwise properly brought before the meeting by a stockholder present in person (a) who is a beneficial owner of our shares both at the time of delivering timely written notice, as provided in our bylaws, and at the time of the annual meeting, who is entitled to vote at the annual meeting, who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws, and has otherwise complied with the advance notice procedures in our bylaws in all applicable respects or (b) who properly made such proposal in accordance with Rule 14a-8 under the Exchange Act, and the rules and regulations promulgated thereunder. To be timely for our 2024 annual meeting of stockholders under our bylaws, our corporate secretary must receive the written notice at our principal executive offices:
•not earlier than 8:00 a.m. Eastern Time on February 14, 2024; and
•not later than 5:00 p.m. Eastern Time on March 15, 2024.
If we hold our 2024 annual meeting of stockholders more than 25 days before or more than 25 days after the one-year anniversary date of the 2023 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m. Eastern Time on the 120th day prior to such annual meeting and no later than 5:00 p.m. Eastern Time on the later of the following two dates:
•the 90th day prior to such annual meeting; and
•if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made.
If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, as applicable, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.
Recommendation and Nomination of Director Candidates
You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Alpine Immune Sciences, Inc. at the address set forth above. For more information, see “Board of Directors and Corporate Governance — Board Committees — Nominating and Corporate Governance Committee.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must be present in person at the annual meeting, a beneficial owner of shares both at the time of delivering timely written notice, as provided in our bylaws, and at the time of the annual meeting, entitled to vote at the annual meeting and have otherwise complied with the advance notice procedures in our bylaws in all applicable respects. Specifically, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement, and provide the information required by our bylaws. In addition to satisfying the requirement of our bylaws, such notice must also comply with Rule 14a-19 under the Exchange Act.

Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Attending the Annual Meeting
The Annual Meeting will be held on Tuesday, June 13, 2023, at 1:30 p.m. Pacific Time. The Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALPN2023. In order to vote or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ALPN2023 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only, and you will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our board of directors, which is currently composed of eight members. Seven of our directors are “independent” under the Nasdaq listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of April 20, 2023.

	Class	Age	Position	Director Since(7)	Current Term Expires	Expiration of Term for Which Nominated
Nominees
Mitchell H. Gold, M.D.	II	56	Executive Chairman and Chief Executive Officer	2017	2023	2026
Xiangmin Cui, Ph.D.(1)(2)	II	54	Director	2019	2023	2026
Jörn Drappa, M.D., Ph.D.	II	58	Director	2022	2023	2026
Continuing Directors
Peter Thompson, M.D.(1)(3)	I	63	Director	2017	2025	—
Natasha Hernday(4)	I	51	Director	2020	2025	—
Robert Conway(2)(5)	III	69	Director	2015	2024	—
James N. Topper, M.D., Ph.D.(6)	III	61	Director	2017	2024	—
Christopher Peetz(4)	III	44	Director	2018	2024	—
(1)Member of the compensation committee.
(2)Member of the nominating and corporate governance committee.
(3)Chairman of the nominating and corporate governance committee.
(4)Member of the audit committee.
(5)Chairman of the audit committee.
(6)Chairman of the compensation committee.
(7)Represents first year of service on the board of directors of Nivalis Therapeutics, Inc. (which we refer to as Nivalis), renamed as Alpine Immune Sciences, Inc. (which we refer to as Alpine) in July 2017.
Nominees for Director
Mitchell H. Gold, M.D. has served as our executive chairman, chief executive officer and a member of our board of directors since the completion of the merger of Nivalis and Alpine in July 2017 and, prior to the merger, served as Alpine’s chief executive officer since June 2016 and as Alpine’s executive chairman and member of Alpine’s board of directors since January 2015. Prior to co-founding Alpine, Dr. Gold was Chairman and Founder of Alpine Biosciences, a privately-held biotech company, from 2012 to 2014. From 2001 to 2012, Dr. Gold served in a variety of roles with Dendreon Corporation (which was acquired by Valeant Pharmaceuticals International, Inc. through an asset purchase agreement), including President, Chief Executive Officer, and Chairman of the board of directors. Earlier in his career, Dr. Gold served as Vice President of Business Development at Data Critical from 2000 to 2001. From 1995 to 2000, Dr. Gold was President and Chief Executive Officer of Elixis Corporation. Dr. Gold is currently a Managing Partner at Alpine BioVentures. Dr. Gold holds an M.D. from Rush Medical College of Rush University Medical Center and a B.S. in Biology from the University of Wisconsin.

We believe that Dr. Gold possesses specific attributes that qualify him to serve as a member of our board of directors, including more than 20 years of experience in senior executive management roles with both early stage and public biopharmaceutical companies.
Xiangmin Cui, Ph.D. has served as a member of our board of directors since January 2019. Dr. Cui has served as managing director of Decheng Capital, an investment firm focused on life sciences companies, since he founded the firm in 2011. Prior to founding Decheng, Dr. Cui was an investment partner at Bay City Capital, an international life science venture capital firm in San Francisco. Dr. Cui was previously director of strategic investment for the Southern Research Institute, a not-for-profit research organization. Prior to that, Dr. Cui co-founded Pan Pacific Pharmaceuticals and Hucon Biopharmaceuticals, where he led efforts in discovery and development of several key technologies in the fields of oncology, cardiology, and infectious and inflammatory diseases. Dr. Cui has served as a member of the board of directors of ARMO BioSciences, Inc., a publicly-traded immuno-oncology company acquired by Eli Lilly and Company in May 2018, from August 2017 to May 2018, has served on the board of directors of Cue Health (Nasdaq: HLTH) since December 2020 and also currently serves on the boards of directors of several private companies. Dr. Cui holds a Ph.D. in Cancer Biology from Stanford University and a BS and MS in Molecular Biology from Peking University.
We believe that Dr. Cui’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors. Dr. Cui was appointed to the Board pursuant to the terms of the securities purchase agreement relating to our January 2019 private placement.
Jörn Drappa, M.D., Ph.D. has served as a member of our board of directors since July 2022. Dr. Drappa has served as the Chief Medical Officer of Alumis Inc. since August 2022. Previously, Dr. Drappa served as Chief Medical Officer of Ventyx Biosciences from September 2021 to May 2022. Prior to Ventyx, Dr. Drappa co-founded Viela Bio, a biotechnology company focused on the discovery, development and commercialization of treatments for autoimmune and severe inflammatory diseases in March 2018 and served as its Head of R&D and Chief Medical Officer through its acquisition by Horizon Therapeutics in March 2021. At Viela Bio, Dr. Drappa led the development of UPLIZNA™ (inebilizumab-cdon) in multiple indications, culminating in its approval for the treatment of neuromyelitis optica spectrum fisorder. Prior to Viela Bio, he held various roles of increasing responsibility leading clinical development programs at MedImmune/AstraZeneca, Genentech/Roche, and Amgen. Dr. Drappa received his M.D. and Ph.D. degrees from the University of Cologne in Germany. He completed a residency in internal medicine at New York Presbyterian Hospital and a fellowship in rheumatology at the Hospital for Special Surgery, NY.
We believe that Dr. Drappa's depth of experience leading the successful development of immunology drugs across both small biotech and large pharmaceutical companies, and from early stage through commercialization, proven track record as a biotech executive and career as a board-certified internist and rheumatologist provide him with the qualifications and skills necessary to serve as a member of our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors
Class I Directors Continuing in Office until the 2025 Annual Meeting of Stockholders
Natasha Hernday has served as a member of our board of directors since December 2020. Ms. Hernday has served as Executive Vice President, Corporate Development and as a member of the Executive Committee for the publicly traded biotechnology company Seagen, Inc. (Nasdaq: SGEN), since October 2020, where she previously served as Senior Vice President of Corporate Development from September 2017 to October 2020 and as Vice President, Corporate Development from January 2011 to September 2017. Since joining Seagen in 2011, Ms. Hernday has built and led the business development team responsible for licensing deals, acquisitions and strategic alliances. From 1994 through 2010, after starting her career in molecular and mammalian cell biology, Ms. Hernday served in various roles of increasing responsibility at Amgen Inc., including as Director, Mergers & Acquisitions and as Director, Out-Partnering. She also serves on the board of directors of Xoma Corp. (Nasdaq: XOMA) and PDL BioPharma, Inc. (Nasdaq: PDLI), and on the Knight Campus External Advisory Board for the University of Oregon. Ms. Hernday received her BA in microbiology from the University of California at Santa Barbara and MBA from Pepperdine University.
We believe that Ms. Hernday’s experience and expertise in the pharmaceuticals industry provides her with the qualifications necessary to serve as a member of our board of directors.
Peter Thompson, M.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Alpine in July 2017 and previously served as a member of the board of directors of Alpine since June 2016. Dr. Thompson is a Member at OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he has also served as venture partner since joining in September 2010. Dr. Thompson is a co-founder of and has served as a member of the board of directors of Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS) since December 2014. Dr. Thompson served as a director of Silverback Therapeutics, Inc. (Nasdaq: SBTX) from April 2016 until Silverback's acquisition by ARS Pharmaceuticals Inc. (Nasdaq: SPRY) in November 2022, and has since continued as a director of ARS; Dr. Thompson has also served as a director of Decibel Therapeutics, Inc. (Nasdaq: DBTX) since November 2020 and as a director of PMV Pharmaceuticals, Inc. (Nasdaq; PMVP) since November 2014. Dr. Thompson also served as a director of Adaptimmune Therapeutics plc (Nasdaq: ADAP), a biopharmaceutical company, from 2014 until June 2018, as a member of the board of directors of Prevail Therapeutics Inc. (Nasdaq: PRVL) from October 2017 until January 2021, and as a member of the board of directors of Synthorx, Inc. (Nasdaq: THOR) from April 2018 to January 2020. He also currently serves on the boards of directors of several private companies. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since 2010. Dr. Thompson co-founded and served as the chief executive officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. Dr. Thompson previously held executive positions at Chiron Corporation and Becton Dickinson and served on the faculty of the National Cancer Institute following his medical staff fellowship there. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.
We believe that Dr. Thompson’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors.
Class III Directors Continuing in Office until the 2024 Annual Meeting of Stockholders
Robert Conway has served as a member of our board of directors since the completion of the merger of Nivalis and Alpine in July 2017 and previously served as a member of the board of directors of Nivalis since April 2015. From 1999 to 2012, Mr. Conway served as the chief executive officer and member of the board of directors of Array BioPharma (Nasdaq: ARRY), a publicly traded biopharmaceutical company. Prior to joining Array, Mr. Conway was the chief operating officer and executive vice president of Hill Top Research, from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning Inc. (NYSE: GLW), including corporate vice president and general manager of Corning Hazleton, a contract research organization. Since 2013, Mr. Conway has served on the board of directors of ARCA BioPharma (Nasdaq: ABIO), a publicly traded biopharmaceutical company, and was elected Chairman in June 2014. From 2004 to 2013, Mr. Conway served on the board of directors of PRA International (Nasdaq: PRAH), which was a public company for a portion of his tenure there. Mr. Conway is also a member of the board of directors of Signant Health, a private clinical technology company, and was a member of the board of another private clinical technology company, Advarra, Inc. until August 2022, when Advarra was sold to Blackstone. In addition, Mr. Conway is a member of the strategic advisory committee of Genstar Capital. Mr. Conway received a B.S. in accounting from Marquette University in 1976.

We believe that Mr. Conway’s experience and expertise in the pharmaceutical industry, pharmaceutical development and clinical trials, and corporate finance, governance, accounting and public company compliance give him the qualifications and skills to serve on our board of directors.
James N. Topper, M.D., Ph.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Alpine in July 2017 and, prior to the merger, served as a member of the board of directors of Alpine since June 2016. Dr. Topper has been a partner with Frazier Life Sciences since August 2003, serving as general partner since 2005. Before joining Frazier Life Sciences, Dr. Topper served as head of the cardiovascular research and development division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 to 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the vice president of biology at COR from 1999 to 2002. Dr. Topper currently serves as a member of the boards of directors of AnaptysBio, Inc. (Nasdaq: ANAB), Phantom Pharmaceuticals, Inc. (Nasdaq: PHAT), and NewAmsterdam Pharma Company NV (Nasdaq: NAMS), and has served on numerous other boards of directors, including Allena Pharmaceuticals (Nasdaq: ALNA), Aptinyx, Inc. (Nasdaq: APTX), Entasis Therapeutics Holdings Inc. (Nasdaq: ETTX), Sierra Oncology, Inc. (formerly ProNai) (Nasdaq: SRRA), Amicus Therapeutics, Inc. (Nasdaq: FOLD), Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), and La Jolla Pharmaceutical Company (Nasdaq: LJPC). Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan.
We believe that Dr. Topper’s experience overseeing Frazier Life Sciences’ investments in biotechnology, his experience in senior management positions, and his significant knowledge of industry, medical and scientific matters, provide Dr. Topper with the qualifications and skills to serve on our board of directors.
Christopher Peetz has served as a member of our board of directors since April 2018. Mr. Peetz has been the president and chief executive officer of Mirum Pharmaceuticals, Inc. since March 2019 and president since November 2018. He has served as an entrepreneur-in-residence at Frazier Healthcare Partners since May 2017. He served as the chief executive officer of Flashlight Therapeutics, Inc. from May 2017 until December 2019 and served as chief financial officer and head of corporate development at Tobira Therapeutics, Inc., a publicly-traded biotechnology company acquired by Allergan plc in November 2016, from May 2014 to December 2016. Prior to joining Tobira Therapeutics, Mr. Peetz served as vice president, finance & corporate development of Jennerex Biotherapeutics, a private biopharmaceutical company. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc. (now Amgen), including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at Abgenix Inc. and Solazyme Inc. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis.
We believe Mr. Peetz’ experience in senior management positions in both business and finance and his experience supporting various corporate and financing transactions provide him with the qualifications and skills to serve on our board of directors.
Director Independence
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of current directors and considered whether any such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each current director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that none of our current directors, except for Dr. Gold, have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules of the Nasdaq. The board of directors also determined that Messrs. Conway (chairman) and Peetz and Ms. Hernday, who comprise our audit committee, Drs. Topper (chairman), Thompson and Cui, who comprise our compensation committee, Drs. Thompson (chairman) and Cui and Mr. Conway, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of Nasdaq.
Board Leadership Structure
Our board of directors believes that having a combined chairman and chief executive officer, along with a lead independent director, is the appropriate leadership structure for us at this point in our company’s development. We believe that this structure provides appropriate leadership and oversight of our company and facilitates effective functioning of both management and the board. Our corporate governance guidelines are posted on our website at https://ir.alpineimmunesciences.com/governance.

Board Diversity Matrix as of April 20, 2023

Board Size:
Total number of directors:	8
Gender:	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	6	1	—	1
Number of directors who identify in any of the categories below:
African American or Black	—	—	—
Alaskan Native of American Indian	—	—	—
Asian	—	—	—
Hispanic or Latino	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	6	1	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1
Board Meetings
During the fiscal year ended December 31, 2022, our board of directors held eight meetings. No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which they were a member.
In order to promote open discussion among independent directors, our board of directors has a policy of holding regular executive sessions of non-management directors during each regularly scheduled board meeting and an executive session including only independent directors at least once each year (and at such other times as requested by an independent director). The chair of the nominating and corporate governance committee presides at executive sessions of independent directors.
Attendance of Directors at Annual Meetings of Stockholders
Pursuant to our corporate governance guidelines, absent unusual circumstances, each director is expected to attend the annual meeting of stockholders. Three of our directors attended our 2022 annual meeting of stockholders.
Board Committees
Our board of directors has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The nominating and corporate governance committee and the board of directors evaluate committee membership at least annually. Our board of directors may from time to time establish other committees.
Audit Committee
The responsibilities of the audit committee include, but are not limited to, the following:

•meeting with our independent auditors, our management team and such other personnel as it deems appropriate to conduct and assist with certain audit committee functions;
•overseeing our accounting and financial reporting processes and audits of its financial statements;
•deciding whether to appoint, retain or terminate our independent auditors, including the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permitted non-audit and tax services to be provided by the independent auditors;

•reviewing and discussing with management and our independent auditors the financial statements, including certain disclosures, addressing any issues encountered in the course of the audit work, and evaluating the performance of our independent auditors;
•discussing with management our earnings press releases, financial information and any earnings guidance provided to analysts and ratings agencies;
•discussing with management and the internal auditors (if any) our disclosure controls, internal accounting and financial controls and accounting policies and practices;
•discussing with management any outsourcing of the internal audit function (if any), including selection of vendor, fees paid and areas to be audited;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding certain accounting or audit matters;
•establishing policies governing the hiring by us of any current or former employee of our independent auditors;
•reviewing our compliance with applicable laws and regulations and to review and oversee our policies and procedures designed to promote and monitor regulatory compliance;
•obtaining assurance from the independent auditors that the audit of the financial statements was conducted in a manner consistent with Section 10A of the Exchange Act;
•reviewing, approving and overseeing transactions between us and any related person and any other potential conflict of interest situation;
•administering our Whistleblower and Non-Retaliation Policy and responding to and resolving related complaints or concerns;
•overseeing portions of our Code of Business Conduct and Ethics as designated by our board of directors;
•providing our board of directors with the results of its monitoring and recommendations derived from its responsibilities;
•reviewing and approving our investment policy;
•providing the independent and internal auditors with access to the board of directors; and
•producing the report required to be prepared for inclusion in our annual proxy statement.
Since December 2020, the audit committee has consisted of three directors: Messrs. Conway (chairman) and Peetz and Ms. Hernday. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
The audit committee met four times during 2022. The audit committee also meets periodically with our outside auditors without management present, at such times as it deems appropriate. Our board of directors has adopted a written charter for the audit committee in compliance with the applicable rules of the SEC and the Nasdaq listing standards and which is available on our website at https://ir.alpineimmunesciences.com/governance.
Compensation Committee
The compensation committee acts on behalf of the board of directors to review, adopt and oversee our compensation strategy, policies, plans and programs, and its responsibilities include the following:

•setting our compensation strategy and policies for our executive officers and directors;
•reviewing and approving our corporate goals and objectives relative to the compensation of our executive officers and evaluating our executive officers’ performance in light of those goals and objectives;
•reviewing and determining, or making recommendations to our board of directors to determine, the base salary, the annual and long-term incentive opportunity and level and related goals and any supplemental benefits or prerequisites for our executive officers;

•reviewing and approving, or making recommendations to our board of directors to approve, the employment arrangements, severance arrangements, change in control arrangements, and other similar arrangements for our executive officers;
•reviewing and making recommendations to our board of directors regarding compensation plans for directors, executive officers and other officers, including incentive-compensation plans and equity-based plans;
•granting equity awards under our equity-based compensation plans, with limited authority to delegate such functions;
•reviewing and discussing certain risk incentives related to incentive compensation granted to our executive officers;
•discussing and reviewing whether the incentive compensation arrangements for our executive officers promote appropriate approaches to the management and mitigation of risk;
•overseeing and assisting in the preparation of select portions of our proxy statements and annual reports related to compensation;
•reviewing director and committee member compensation and recommending any changes to our board of directors;
•considering and recommending to the board of directors the frequency of the advisory vote on executive compensation; and
•authorizing share repurchases from terminated service providers.
Since December 2020, the compensation committee has consisted of three directors: Drs. Topper (chairman), Cui and Thompson. Our board of directors has affirmatively determined that all members of the compensation committee are independent, as independence is currently defined in the Nasdaq listing standards. The compensation committee met three times during the 2022 fiscal year. The compensation committee has adopted a written charter that is available to stockholders on our website at https://ir.alpineimmunesciences.com/governance.
Nominating and Corporate Governance Committee
The purpose of our nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities relating to:
• making recommendations to our board of directors regarding the qualifications, qualities, skills, expertise, characteristics, experience and other criteria required for members of our board of directors;
•identifying, evaluating and recommending individuals as members of our board of directors;
•making recommendations to our board of directors the nominees for submission to stockholders for approval at the time of the annual meeting of stockholders;
•making recommendations to our board of directors regarding the members of our board of directors to serve as committee members and chairpersons of each of our committees of the board of directors; and
•making recommendations to our board of directors regarding board composition, size, and leadership structure.
The nominating and corporate governance committee consists of three directors; Drs. Thompson (chairman) and Cui and Mr. Conway. All members of the nominating and corporate governance committee in 2022 were independent (as currently defined in the Nasdaq listing standards). The nominating and corporate governance committee did not formally meet during 2022, but members of the committee did discuss matters within the purview of the committee and acted by written consent as needed. Our board of directors has adopted a written charter for the nominating and corporate governance committee that is available to stockholders on our website at http://www.alpineimmunesciences.com.
The nominating and corporate governance committee selects as candidates for appointment or nomination to the board of directors individuals of high personal and professional integrity and ability who can contribute to the board of directors’ effectiveness in serving the interests of our stockholders. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The nominating and corporate governance committee also considers diversity in professional experience and skill sets in identifying nominees for director. Our board of directors, along with the nominating and corporate governance committee, utilizes its own resources to identify qualified candidates that meet these criteria to join our board of directors and, from time to time, uses executive recruiting firms to assist in the identification and evaluation of such qualified candidates. For these services, retained executive recruiting firms are paid a fee.

Our board of directors also believes that the board should be a diverse body. In evaluating candidates for director nominations, the nominating and corporate governance committee considers all aspects of each candidate’s qualifications and competencies in light of our needs, with a view towards creating a board of directors with diverse experiences and perspectives, including diversity with respect to race, gender, geography and areas of expertise.
The nominating and corporate governance committee has not established a procedure for considering director candidates recommended by our stockholders, but intends to evaluate candidates nominated by stockholders in the same manner as other candidates. Our board of directors and nominating and corporate governance committee believe that they can identify appropriate candidates for our board of directors. If deemed appropriate, we may also engage a professional search firm to assist in the identification of candidates for our board of directors.
Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our amended and restated bylaws.
The responsibilities of the nominating and corporate governance committee relating to corporate governance include, but are not limited to, the following:
•developing and recommending to our board of directors the governance principles applicable to us;
•overseeing compliance with our Corporate Governance Guidelines and recommending proposed changes, if appropriate;
•reviewing and assessing the effectiveness of our compliance programs;
•considering and making recommendations regarding resignation offered by a member of our board of directors;
•identify and make recommendations regarding the selection and approval of vacancies on our board of directors;
•developing and recommending independence standards applicable to our board of directors;
•overseeing orientation and continuing education for our board of directors;
•developing procedures for stockholders and other interested parties to communicate with our board of directors; and
•overseeing the succession planning process for management.
Additional responsibilities of the nominating and corporate governance committee include, but are not limited to, the following:
•developing, administering and overseeing an annual performance review of our board of directors; and
•working with other committees of our board of directors to ensure effective and consistent processes for annual committee performance evaluations.
Considerations in Evaluating Director Nominees
Our board of directors has adopted a process for identifying and evaluating director nominees. Before recommending an individual to the board of directors for board membership, the nominating and corporate governance committee confers with its members, other directors and our management team for potential candidates for the board. The nominating and corporate governance committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The nominating and corporate governance committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by our corporate secretary. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The nominating and corporate governance committee keeps the board of directors apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made.
We seek to align board composition with our strategic direction so that members of our board of directors bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Although the board of directors has not adopted a fixed set of minimum qualifications for candidates for board membership, the nominating and corporate governance committee generally considers several factors in its evaluation of a potential member, which include integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in the pharmaceutical, biotechnology or related industries, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in our core markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, we strive to maintain a board of directors that reflects a diversity of experience and personal background. These criteria will vary over time depending on the needs of the board of directors. Accordingly, the board of directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall contributions to the company and the board of directors during their terms, including level of attendance, level of participation and contribution to the board of directors’ responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq and SEC purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the board of directors by majority vote.
The nominating and corporate governance committee will evaluate stockholder recommendations of candidates for directors in accordance with its charter, our bylaws and the regular nominee criteria described above. Recommendations must include certain information, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, a representation that the recommending stockholder is a beneficial or record owner of our stock, other information that would be required to be disclosed in a proxy statement filed by us in connection with an annual meeting of stockholders, and any other information we may require to verify the independence of the proposed nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Eligible stockholders wishing to recommend a director candidate for nomination should contact our corporate secretary in writing.
In 2022, the nominating and corporate governance committee retained Klein Hersh to conduct a search to identify a new candidate to serve on our board. The search resulted in the appointment of Jörn Drappa, M.D., Ph.D. as a director in July 2022. The nominating and corporate governance committee may in the future engage additional third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
Stockholder and Interested Party Communications with the Board of Directors
Stockholders and interested parties wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: Alpine Immune Sciences, Inc., Attention: Corporate Secretary, 188 East Blaine Street, Suite 200, Seattle, Washington 98102. Our Corporate Secretary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our board or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. Subject to these screening procedures, all such stockholder communications will be forwarded to the appropriate committee of the board of directors or non-management director.
Corporate Governance Guidelines
Our board of directors has adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of our business and affairs in accordance with its fiduciary responsibilities. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance.
Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest.

In accordance with our Code of Business Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, our board of directors has adopted separate policies and procedures concerning the receipt and investigation of complaints relating to accounting, internal accounting controls or auditing matters, which are administered by our audit committee. Our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Our board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by our board committees. Our audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our consolidated financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and internal audit (if applicable) functions, the audit committee reviews and discusses all significant areas of our business, including cybersecurity risks, and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. Our nominating and corporate governance committee assists our board of directors with its responsibility of overseeing the management associated with board organization, membership and structure, as well as environmental, social and corporate governance considerations. Our compensation committee assists the boards of directors by assessing risks created by incentives inherent in our compensation policies.
In addition, our president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities.
Non-Employee Director Compensation
Directors who are also our employees receive no additional compensation for their service as a director. Compensation for Dr. Gold, who serves as our chief executive officer, is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board.
2022 Director Compensation Table
The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of our non-employee directors who served on our board of directors during any part of 2022.

Name	Fees Earned or paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert Conway(2)	58,750	92,054	150,804
Xiangmin Cui, Ph.D.(3)	48,750	92,054	140,804
Jörn Drappa, M.D., Ph.D.(4)	18,623	123,126	141,749
Natasha Hernday(5)	47,500	92,054	139,554
Christopher Peetz(6)	47,500	92,054	139,554
Peter Thompson, M.D.(7)	52,500	92,054	144,554
James N. Topper, M.D., Ph.D.(8)	50,000	92,054	142,054
Jay Venkatesan, M.D.(9)	21,956	96,943	118,899
(1)Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. For additional details regarding the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards as disclosed in Note 11 to our consolidated financial statements contained in our annual report on Form 10-K filed with the SEC on March 23, 2023. The assumptions and methodologies used to determine fair value for stock options granted to our non-employee directors are identical to those used for stock options granted to our employees and other service providers.

(2)As of December 31, 2022, Mr. Conway held outstanding options to purchase 48,455 shares of common stock.
(3)As of December 31, 2022, Dr. Cui held outstanding options to purchase 32,950 shares of common stock.
(4)As of December 31, 2022, Dr. Drappa held outstanding options to purchase 20,000 shares of common stock. Dr. Drappa was appointed to the board of directors effective July 18, 2022.
(5)As of December 31, 2022, Ms. Hernday held outstanding options to purchase 32,650 shares of common stock.
(6)As of December 31, 2022, Mr. Peetz held outstanding options to purchase 40,600 shares of common stock.
(7)As of December 31, 2022, Dr. Thompson held outstanding options to purchase 40,600 shares of common stock
(8)As of December 31, 2022, Dr. Topper held outstanding options to purchase 40,600 shares of common stock.
(9)As of December 31, 2022, Dr. Venkatesan held outstanding options to purchase 42,650 shares of common stock. Dr. Venkatesan resigned from the board of directors effective July 18, 2022. The value of option awards includes the impact from the acceleration of vesting and the extension of the post-termination exercise period of the option awards upon Dr.Venkatesan's resignation.
Director Compensation Policy
Our board of directors has approved a director compensation policy for our non-employee directors, which was most recently amended in March 2021. For purposes of the policy, the board of directors classified each director into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director,” is a director who is not an employee director. Only non-employee directors will receive compensation under the director compensation policy. Non-employee directors will receive compensation in the form of equity and cash under the director compensation policy, as described below. We believe our non-employee director compensation program provides reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors.
Non-employee directors receive an initial stock option grant to purchase shares of our common stock upon appointment or election to the board of directors. Pursuant to the policy, the size of the initial stock option grant is 20,000 shares. Non-employee directors also receive on an annual basis, an additional stock option grant to purchase 10,000 shares. The annual grants occur on the first trading day in January of each year. All options have an exercise price equal to the closing price of our common stock as reported by Nasdaq on the date of grant, are subject to vesting in 36 equal monthly installments over a three-year period from the grant date for initial option grants, or in 12 equal monthly installments over a 12-month period from the grant date for annual stock option grants, subject to further evaluation by the compensation committee. On a change in control, all outstanding, unvested options held by non-employee directors are expected to vest in full.
Each non-employee director is eligible to receive the following cash annual retainer, which will be paid quarterly in arrears on a prorated basis.

Annual retainer for board membership	$40,000
Annual retainer for board chairperson	25,000
Annual retainer for audit committee chairperson	15,000
Annual retainer for audit committee member	7,500
Annual retainer for compensation committee chairperson	10,000
Annual retainer for compensation committee member	5,000
Annual retainer for nominating and corporate governance committee chairperson	7,500
Annual retainer for nominating and corporate governance committee member	3,750

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Ernst & Young LLP, or EY, independent registered public accountants, to audit our financial statements for the year ending December 31, 2023.
During the year ended December 31, 2022, EY served as our independent registered public accounting firm.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and stockholders. At the 2023 Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Representatives of EY will be present at the 2023 Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If the stockholders do not ratify the appointment of EY, the audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for the years ended December 31, 2022 and 2021.

	Year Ended December 31,
Fee Category	2022	2021
Audit fees(1)	$849,510	$725,235
Audit-related fees(2)	—	—
Tax fees(3)	31,918	60,532
All other fees(4)	—	—
Total fees	$881,428	$785,767
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, procedures for comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”.
(3)Tax fees consist of fees associated with tax compliance, tax advice and tax planning fees.
(4)All other fees include any fees billed that are not audit fees, audit-related fees or tax fees.
Auditor Independence
In 2022, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. All fees paid to EY for 2022 and 2021 were pre-approved by our audit committee. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL #2
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

REPORT OF THE AUDIT COMMITTEE
The audit committee of the board of directors is currently comprised of three independent directors and operates under a written charter, which is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee.
During the fiscal year ended December 31, 2022, the audit committee has consisted of: Messrs. Conway (chairman) and Peetz and Ms. Hernday. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.
The audit committee met four times during 2022. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm, Ernst & Young LLP. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2022 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.
The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.
Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Respectfully submitted,
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF ALPINE IMMUNE SCIENCES, INC.
Robert Conway, Chairman
Natasha Hernday
Christopher Peetz
The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Alpine Immune Sciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
Pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the Annual Meeting on this advisory or non-binding proposal regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”).
This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the policies and practices described in this proxy statement. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on us, the board of directors or the compensation committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns. The company currently holds a say-on-pay vote every year and the next say-on-pay vote will occur at our 2024 annual meeting.
For more information about the compensation that we paid to our named executive officers during the fiscal year ended December 31, 2022, please refer to the “Executive Compensation” sections of this proxy statement, which we believe demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders' interests to support long-term stockholder value creation.
We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting in favor of the following non-binding resolution:
“RESOLVED, that the stockholders of Alpine Immune Sciences, Inc. approve, on an advisory basis, the compensation of Alpine Immune Sciences, Inc.’s named executive officers, as disclosed in Alpine Immune Sciences, Inc.’s proxy statement for the 2023 annual meeting of stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, the compensation tables and related narrative disclosures.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE SAY-ON-PAY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 4

AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

At the Annual Meeting, we are asking our stockholders to approve the amendment and restatement of our amended and restated certificate of incorporation, as amended, or the existing charter, to provide for exculpation from liability for our officers for certain breaches of fiduciary duties, similar to the protections currently available for our directors, as permitted under Delaware law.
Proposed Amended and Restated Certificate of Incorporation
The proposed amended and restated certificate of incorporation, marked to show the proposed changes, would amend Article VIII of the existing charter to read in its entirety as follows (insertions are shown in underlined italics):
“A.    To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
B.    Any repeal, amendment, elimination or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal, amendment, elimination or modification.”
The proposed amended and restated certificate of incorporation also consolidates all prior amendments related to the Company's merger with Nivalis to our existing amended and restated certificate of incorporation into the body of the amended and restated certificate of incorporation and amends Article VI.B to read in its entirety as follows: (deletions are struck through):
“B.    The directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. ~~At the first annual meeting of stockholders following the effectiveness of this Certificate of Incorporation (the “Qualifying Record Date”), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years.~~ At each ~~succeeding~~ annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article VI.B., each director shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.”
A complete copy of the proposed amended and restated certificate of incorporation is attached as Annex A to this proxy statement.
Purpose of the Amended and Restated Certificate of Incorporation
Effective August 1, 2022, the State of Delaware, where we are incorporated, adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, to allow a Delaware corporation to exculpate its officers from personal liability for monetary damages for certain breaches of fiduciary duty as an officer. Prior to this amendment to the DGCL, Delaware corporations were permitted to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims — that would otherwise be exculpated if brought against directors — against individual officers to avoid dismissal of such claims. The DGCL amendment was adopted to address inconsistent treatment between officers and directors and respond to rising litigation and insurance costs for Delaware companies and their stockholders.

Our board of directors desires to amend and restate the existing charter to add provisions consistent with the amendments to the DGCL and believes that the proposed amended and restated certificate of incorporation, is necessary in order to (i) continue to attract and retain experienced and qualified officers and (ii) address rising litigation and insurance costs for our company and stockholders. The proposed amended and restated certificate of incorporation would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the company itself or for derivative claims brought by stockholders in the name of the company. As is currently the case with directors under our existing charter, the proposed amended and restated certificate of incorporation would not limit the liability of officers for any breach of the duty of loyalty to the company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.
Effectiveness of the Amended and Restated Certificate of Incorporation
If the proposed amended and restated certificate of incorporation is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. In accordance with the DGCL, however, our board of directors may elect to abandon the proposed amendment and restatement of the existing charter without further action by the stockholders at any time prior to the effectiveness of the filing of the proposed amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the amended and restated certificate of incorporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions, and other biographical information as of April 21, 2023, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
Mitchell H. Gold, M.D.	56	Executive Chairman and Chief Executive Officer
Stanford Peng, M.D., Ph.D.	52	President and Head of Research and Development
Paul Rickey	44	Senior Vice President, Chief Financial Officer and Corporate Secretary
Andrew Sandler, M.D.	58	Chief Medical Officer
Remy Durand, Ph.D.	38	Chief Business Officer
Dr. Gold’s biography can be found under “Nominees for Director."
Stanford Peng, M.D., Ph.D. has served as our president and head of research and development since April 2019, prior to which he served as our executive vice president of research and development and chief medical officer since the completion of the merger of Nivalis and Alpine in July 2017, as Alpine’s chief medical officer from September 2016 to February 2017 and as Alpine’s executive vice president of research and development and chief medical officer from February 2017 until completion of the merger. Prior to joining Alpine, Dr. Peng was chief medical officer and head of clinical development at Stemcentrx, providing strategic oversight of the company’s clinical and translational programs from 2015 to 2016. Previously, Dr. Peng was executive medical director at Seattle Genetics where he developed multiple programs for antibody-drug conjugates from 2014 to 2015. Earlier in his career, he directed translational research and auto-immune related clinical trials as head of the Rheumatology Clinical Research Unit at the Benaroya Research Institute from 2009 to 2014 and served as senior director, clinical research and exploratory development at Roche from 2005 to 2008. Between 2009 and 2014, Dr. Peng also served as member physician at Virginia Mason Medical Center. Dr. Peng served as an assistant professor at the Washington University School of Medicine from 2002 to 2005. From 2008 to 2009, Dr. Peng served as senior director at ARYx Therapeutics, Inc. (Nasdaq: ARYX). Dr. Peng received an M.D. and Ph.D. in biology from the Yale University School of Medicine and a B.A. in music and B.S. in biological sciences from Stanford University.
Paul Rickey has served as our senior vice president and chief financial officer since the completion of the merger of Nivalis and Alpine in July 2017, and prior to the merger, served as Alpine’s senior vice president and chief financial officer since April 2017. Mr. Rickey has served as our treasurer since December 2018, and our secretary since March 2019. Mr. Rickey previously served as chief financial officer of Sound Pharmaceuticals, overseeing finance, accounting and human resources from March 2016 to March 2017. Before joining Sound Pharmaceuticals, Mr. Rickey was vice president of finance and administration of Immune Design Corp. from 2009 to May 2015, which was a publicly traded biotechnology company for a portion of his time there, where he helped complete the company’s private offerings, initial public offering, and follow-on financing, and also oversaw the corporate development, accounting and human resource functions. Before joining Immune Design in 2009, Mr. Rickey was corporate controller of Northstar Neuroscience, a publicly-traded medical device company, where he managed the company’s finance and accounting groups following Northstar’s initial public offering. Prior to his role at Northstar Neuroscience, Mr. Rickey was the accounting manager for Mobliss, Inc., a mobile technology company that was sold to Index Corp., of Japan. Mr. Rickey started his finance career at Ernst & Young LLP. Mr. Rickey graduated from the University of Washington with a B.A. and Masters in Professional Accounting and is a certified public accountant, inactive.
Andrew Sandler, M.D. has served as our chief medical officer since August 2022. Prior to joining Alpine, Dr. Sandler served as chief medical officer at Kiadis Pharma, a biopharmaceutical company offering treatment options for terminally ill cancer patients from September 2017 to June 2022. Prior to joining Kiadis, Dr. Sander served as senior vice president of medical affairs at Medivation, a biopharmaceutical company focused on cancer therapy development, where he provided strategic leadership for the development of investigational agents from January 2016 to January 2017. Previously, Dr. Sandler served in various roles at Dendreon Pharmaceuticals, including chief medical officer and executive vice president of research and development from January 2014 to July 2015, and senior vice president of clinical and medical affairs from 2010 to 2014. Before joining Dendreon, Dr. Sandler served as chief medical officer at Spectrum Pharmaceuticals from 2008 to 2010. Between 2004 and 2008, Dr. Sandler served in various roles at Bayer HealthCare Pharmaceuticals. Prior to joining Bayer, Dr. Sandler served as director of clinical development at Seattle Genetics, a biotechnology company, and as a medical oncologist, attending physician, and medical director at various diverse academic, private, and private practice organizations throughout the State of Washington and in San Francisco, CA. Dr. Sandler has served on the board of directors of Dermata (Nasdaq: DRMA), a clinical-stage biotechnology company since June 2021. Dr. Sandler received his M.D. from the Mt. Sinai School of Medicine and a B.S. in Neuroscience from the University of Rochester.
Remy Durand, Ph.D. has served as our chief business officer since January 2021, prior to which he served as our senior vice president of business development and corporate strategy from January 2020 to December 2020 and as vice president of business development from October 2018 to December 2019. Dr. Durand has also served as principal on the investment team at Alpine BioVentures since October 2018. Prior to joining Alpine, Dr. Durand served as vice president on the investment team at Frazier Healthcare Partners from February 2015 to August 2018. Previously, Dr. Durand served as senior associate at GE Ventures Healthcare, a corporate venture capital practice within General Electric, from 2013 to 2015, and as a senior life sciences specialist at L.E.K. Consulting, a global strategy consulting firm, from 2011 to 2013. Dr. Durand received a Ph.D. and M.S. in bioengineering from Stanford University and a B.S. in biomedical engineering from Case Western Reserve University.

EXECUTIVE COMPENSATION
Overview
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2017, the compensation committee retained AON Radford, or AON, a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, AON now serves at the discretion of the compensation committee. The compensation committee engaged AON to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Mitchell H. Gold, M.D.	2022	544,000	1,970,079	231,200		3,000	2,748,279
Executive Chairman and Chief Executive Officer	2021	523,000	2,287,813	300,700		—	3,111,513
Stanford Peng, M.D., Ph.D.	2022	525,000	1,970,079	223,200		3,000	2,721,279
President and Head of Research and Development	2021	496,875	1,345,772	609,400	(4)	—	2,452,047
Paul Rickey	2022	416,000	1,030,856	158,100		3,000	1,607,956
Senior Vice President and Chief Financial Officer	2021	400,000	1,076,618	186,000		—	1,662,618
(1)Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC Topic 718. For additional details regarding the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 11 to our consolidated financial statements contained in our annual report on Form 10-K filed with the SEC on March 23, 2023.
(2)Represents bonuses earned under our performance bonus plans. Bonuses earned with respect to our 2022 and 2021 performance bonus plan were paid in 2023 and 2022, respectively. See further discussion described under the caption “Executive Compensation — Executive Incentive Compensation Plan.”
(3)All other compensation solely relates to 401(k) matching contributions provided by us during the year ended December 31, 2022. Perquisites and personal benefits are excluded as the total value of all perquisites and personal benefits for each named executive officer is less than $10,000.
(4)Non-equity incentive plan compensation for Dr. Peng includes a $300,000 payment related to the achievement of a pre-development milestone pursuant to our collaboration agreement with AbbVie. The bonus objective was achieved and paid in August 2021. See further discussion described under the caption “Executive Compensation — Executive Incentive Compensation Plan.”

Executive Employment Arrangements with Our Named Executive Officers
We entered into amended and restated executive employment agreements with each of Drs. Gold and Peng, and Mr. Rickey effective January 1, 2018. In January 2022, the compensation committee approved adjusted salaries for Drs. Gold and Peng, and Mr. Rickey of $544,000, $525,000 and $416,000, respectively. In January 2023, the compensation committee approved adjusted salaries for Drs. Gold and Peng, and Mr. Rickey of $599,000, $546,000 and $437,000, respectively. Additionally, Drs. Gold and Peng, and Mr. Rickey are eligible to earn cash bonuses of up to 50%, 50% and 40%, respectively, of their base salary under our Executive Incentive Compensation Plan described below. These agreements also provide for certain severance benefits upon the termination of employment or a change in control of the company pursuant to our Change in Control and Severance Policy, or the Severance Policy.
Pursuant to the Severance Policy, if we terminate the employment of any of Dr. Gold, Dr. Peng or Mr. Rickey, each an Eligible Employee, other than for cause, death or disability, or the Eligible Employee resigns for good reason on or within 12 months following a change of control, then, subject to the Eligible Employee signing and not revoking a separation agreement and release of claims and continuing to adhere to the Eligible Employee’s non-competition, non-disclosure and invention assignment agreement, the Severance Conditions, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:
•A lump-sum payment totaling 100% (or, in case of Dr. Gold, 150%) of the Eligible Employee’s applicable annual base salary.
•A lump-sum payment equal to (1) 100% of the Eligible Employee’s applicable target annual bonus plus (2) a payment equal to the Eligible Employee’s pro-rated applicable target annual bonus.
•100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards will become vested and exercisable.
•Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 12 months (or, in Dr. Gold’s case, 18 months).
Further, under the Severance Policy, if we terminate an Eligible Employee’s employment other than for cause, death or disability or such Eligible Employee resigns for good reason at any time other than during the period lasting from the date of a change of control or within 12 months thereafter, then, subject to the Severance Conditions, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:
•Continued payments totaling 75% (or, in Dr. Gold’s case, 100%) of the Eligible Employee’s applicable annual base salary over a period of 9 months (or in Dr. Gold’s case, 12 months).
•Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 9 months (or, in Dr. Gold’s case, 12 months).
Executive Incentive Compensation Plan
Each of our executive officers is eligible for bonuses under our Executive Incentive Compensation Plan, which plan was approved by our board of directors in March 2019, and has an established target bonus amount as set forth in the section “— Executive Employment Arrangements with our Named Executive Officers.” The actual amount of such bonuses is tied to the achievement of various objectives for each year.
For 2022, the compensation committee of our board of directors determined that Dr. Gold's bonus would be based solely on achievement of corporate objectives (including advancement of our povetacicept, davoceticept and acazicolcept development programs, enhancement of our discovery portfolio and achievement of other corporate objectives, such as obtaining business development opportunities, securing additional capital to support execution, and establishing infrastructure to support growth), and that the bonuses for Dr. Peng and Mr. Rickey would be based on 75% achievement of the previously noted corporate objectives and 25% individual objectives developed in consultation with Dr. Gold.
In January 2023, our compensation committee determined that the 2022 corporate objectives had been achieved at the 85% level, and that Dr. Peng's and Mr. Rickey's individual goals had been achieved at the 85% and 125% levels, respectively, resulting in payments of $223,200 and $158,100, respectively. The compensation committee recognized achievement of Mr. Rickey's individual goal above the 100% level in consideration of significant individual efforts to achieve certain milestones, including securing additional capital and meeting certain budget targets. Dr. Gold received a payment of $231,200. The amounts earned in fiscal 2022 were paid in 2023.

Outstanding Equity Awards at December 31, 2022
The following table provides information regarding the equity awards outstanding held by each of our named executive officers at December 31, 2022:

			Option Awards
Name	Vesting Commencement Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mitchell H. Gold	01/16/2015	12/16/2015	51,242	—	—		0.45	12/15/2025
	01/20/2017	03/14/2017	300,624	—	—		0.65	03/13/2027
	01/20/2017	04/12/2017	208,916	—	—		5.02	04/11/2027
	01/02/2018	01/02/2018	70,000	—	—		11.31	01/01/2028
	02/06/2019	02/06/2019	191,666	8,334	—	(1)	6.51	02/05/2029
	01/23/2020	01/23/2020	196,875	73,125	—	(1)	3.23	01/22/2030
	01/05/2021	01/05/2021	122,187	132,813	—	(1)	13.20	01/04/2031
	01/04/2022	01/04/2022	—	215,000	—	(1)	13.30	01/03/2032
Paul Rickey	04/01/2017	04/12/2017	74,535	—	—		5.02	04/11/2027
	01/02/2018	01/02/2018	45,000	—	—		11.31	01/01/2028
	02/06/2019	02/06/2019	71,875	3,125	—	(1)	6.51	02/05/2029
	01/23/2020	01/23/2020	74,375	27,625	—	(1)	3.23	01/22/2030
	01/05/2021	01/05/2021	57,500	62,500	—	(1)	13.20	01/04/2031
	01/04/2022	01/04/2022	—	112,500	—	(1)	13.30	01/03/2032
Stanford Peng	09/06/2016	09/22/2016	161,492	—	—		0.65	09/21/2026
	09/06/2016	03/14/2017	37,267	—	—		0.65	03/13/2027
	01/02/2018	01/02/2018	65,000	—	—		11.31	01/01/2028
	09/28/2018	09/28/2018	250,000	—	—		6.33	09/27/2028
	02/06/2019	02/06/2019	71,875	3,125	—	(1)	6.51	02/05/2029
	04/22/2019	04/22/2019	50,000	—	—		7.20	04/21/2029
	01/23/2020	01/23/2020	78,750	29,250	—	(1)	3.23	01/22/2030
	09/15/2020	09/15/2020	—	—	80,000	(2)	8.28	09/14/2030
	01/05/2021	01/05/2021	71,875	78,125	—	(1)	13.20	01/04/2031
	01/04/2022	01/04/2022	—	215,000	—	(1)	13.30	01/03/2032
(1)1/4th of the shares will vest on the one-year anniversary of the vesting commencement date, and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, such that 100% of the shares shall be vested and exercisable as of the four-year anniversary of the vesting commencement date.
(2)The shares underlying the option will vest in two equal tranches upon the achievement of specified performance goals to be achieved on or prior to the expiration of the options, as determined by the board of directors or the compensation committee of the board of directors.
Pay Versus Performance
Our compensation programs are designed to align compensation with business objectives and to attract, retain, motivate, and reward executives in order to foster stockholder value creation, and align executives’ interests with those of our stockholders.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to our principal executive officer, or PEO, and other named executive officers, or Non-PEO NEOs, as compared to certain measures of company performance. In this section, we refer to compensation actually paid and other terms used in the applicable SEC rules. For other information concerning our executive compensation, refer to the “Executive Compensation” section above.
Pay Versus Performance Table

Year(1)	Summary Compensation Table total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of initial fixed $100 Investment based on Total Shareholder Return ($)(4)	Net Loss ($000's)(5)
2022	2,748,279	(459,383)	2,164,618	7,430	58	(57,762)
2021	3,111,513	3,218,657	1,933,843	1,623,017	110	(50,333)
(1)     For 2022 and 2021, our PEO was Dr. Gold. For 2022, our Non-PEO NEOs were Dr. Peng and Mr. Rickey. For 2021, our Non-PEO NEOs were Dr. Peng, Mr. Rickey and Dr. Zelanna Goldberg. Dr. Goldberg commenced employment with us in June 2021 and separated from our employ in October 2021.
(2)    This figure is the total compensation paid to our PEO or the average total compensation paid to our Non-PEO NEOs in each listed year, as shown in our summary compensation table for such listed year.
(3)    This figure is the compensation actually paid to the PEO or the average of compensation actually paid to the named executive officers other than our PEO, in each listed year. SEC rules require certain adjustments be made to the summary compensation table totals to determine compensation actually paid, as reported in the Pay versus Performance table above.
The following table details the applicable adjustments that were made to determine compensation actually paid:

Year	Executives	Summary Compensation Table Total ($)	Deduct Summary Compensation Table Option Awards ($)	Add Year-End Value of Unvested Awards Granted in Year ($)(b)	Change in Value of Unvested Awards Granted in Prior Years ($)(b)	Change in Value of Vested Awards Granted in Prior Years ($)(b)	Compensation Actually Paid ($)
2022	PEO	2,748,279	(1,970,079)	940,135	(1,178,350)	(999,368)	(459,383)
2022	Non-PEO NEOs(a)	2,164,618	(1,500,468)	716,033	(553,988)	(818,765)	7,430
2021	PEO	3,111,513	(2,287,813)	2,332,773	222,168	(159,984)	3,218,657
2021	Non-PEO NEOs(a)	1,933,843	(1,187,720)	823,332	101,854	(48,292)	1,623,017
(a)    Presented on an averaged basis.
(b)    For purposes of the adjustments to determine compensation actually paid, we computed the fair value of equity awards as of each measurement date using valuation assumptions and methodologies (including expected term, volatility, dividend yield and risk-free interest rates) that are consistent with those used to estimate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC, Topic 718. For additional details regarding the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 11 to our consolidated financial statements contained in our annual report on Form 10-K filed with the SEC on March 23, 2023.
(4)    Total Shareholder Return, or TSR, is calculated by assuming a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends, if any, until the last day of each reported fiscal year.
(5)    The dollar amounts reported are our Company's net loss as reflected in our annual report on Form 10-K filed with the SEC on March 23, 2023.

The following charts depict the relationship between Compensation Actually Paid compared to Total Shareholder Return and Company Net Loss, respectively, for the years ended December 31, 2022 and 2021:

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2022, with respect to the shares of our common stock that may be issued under existing equity compensation plans:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(2)
Equity compensation plans approved by security holders:
Amended and Restated 2015 Stock Plan, as amended, or the 2015 Stock Plan	1,087,290	$2.96	—
2015 Equity Incentive Plan	315,955	$12.25	—
2018 Equity Incentive Plan	5,673,513	$8.93	314,523
Employee Stock Purchase Plan	—	N/A	45,211
Total equity compensation plans approved by security holders	7,076,758	$8.16	359,734
Equity compensation plans not approved by security holders (3)	160,000	$8.38	—
Total	7,236,758	$8.17	359,734

(1)Represents the outstanding options’ weighted-average exercise price and does not take into account the shares issuable upon vesting of outstanding performance stock units or restricted stock units, which do not have an exercise price.
(2)Represents the number of securities remaining available for future issuance under the 2015 Equity Incentive Plan, the 2015 Stock Plan, the 2018 Equity Incentive Plan and the Employee Stock Purchase Plan. The number of shares available for issuance under the 2018 Equity Incentive Plan is subject to an annual increase on the first day of each year equal to the lesser of (a) 1,500,000 shares or (b) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year or (c) a lesser number of shares of common stock approved by the board of directors prior to January 1 of a given year.
(3)Represents 160,000 shares of our common stock subject to the Stand-Alone Inducement Stock Option Grant approved by our Compensation Committee upon hiring of our Chief Medical Officer, Dr.Andrew Sandler, in August 2022. This stock option was not approved by security holders pursuant to an exemption permitted under the rules of The Nasdaq Stock Market LLC.
401(k) Plan
We have adopted the Alpine Immune Sciences 401(k) Plan, which is a defined contribution retirement plan, in which all non-temporary employees are eligible to participate immediately. This plan provides our eligible employees with an opportunity to save for retirement on a tax advantaged basis, and participants can defer a portion of their eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401k) plan and all employer contributions are deductible by AIS Operating Co., Inc. when made. The 401(k) plan also permits contributions to be made on a post-tax basis for employees participating in the Roth 401(k) plan component.
Beginning in 2022, we initiated matching contributions equal to 50% of each employee’s salary deferral contribution of up to 6% of the employee’s compensation, subject to a maximum annual match of $3,000 per participant. For 2023, we increased the maximum annual match to $5,000 per participant.

Compensation Committee Interlocks and Insider Participation
Currently, the members of our compensation committee are Drs. Topper, Thompson and Cui. None of the foregoing members of our compensation committee currently serves, or in the past year has served, as an officer or employee of Alpine Immune Sciences. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Policy on Hedging and Pledging of Alpine Securities
We have an insider trading policy, which, among other things, prohibits our directors, officers and employees from engaging in “short sales” of our securities, and from purchasing or selling derivative securities, or entering into derivatives contracts, with respect to our securities. In addition, our directors and certain of our senior officers are prohibited from pledging our securities as collateral for a loan or entering into any margin arrangement with respect to our securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 20, 2023 for:

•each person who we know beneficially owns more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
The percentage of beneficial ownership shown in the table is based upon 47,965,835 shares outstanding as of April 20, 2023.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we take into account shares of common stock issuable pursuant to stock options and warrants that may be exercised or that are scheduled to vest on or before the 60th day after April 20, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Alpine Immune Sciences, Inc., 188 East Blaine Street, Suite 200, Seattle, Washington 98102.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Decheng Capital China Life Sciences USD Fund III, L.P.(1)	6,582,380	13.4%
RA Capital Management, L.P.(2)	4,397,368	9.2%
Entities affiliated with OrbiMed Advisors(3)	4,226,843	8.8%
Great Point Partners, LLP(4)	3,637,718	7.6%
Lynx1 Capital Management LP(5)	3,126,173	6.5%
Alpine Immunosciences, L.P.(6)	2,675,421	5.6%
Frazier Life Sciences VIII, L.P.(7)	2,481,233	5.1%
Frazier Life Sciences Public Fund, L.P.(8)	2,466,234	5.0%
Directors and Named Executive Officers:
Mitchell H. Gold(9)	4,070,797	8.3%
Stanford Peng(10)	919,900	1.9%
Paul Rickey(11)	398,892	*
Peter Thompson(12)	4,271,609	8.9%
James N. Topper(13)	4,992,233	9.99%
Robert Conway(14)	102,621	*
Christopher Peetz(15)	46,666	*
Xiangmin Cui(16)	7,980,040	16.2%
Natasha Hernday(17)	34,316	*
Jörn Drappa(18)	10,277	*
All current directors and executive officers as a group (12 persons)(19)	23,026,597	42.3%

(*)	Less than one percent.
(1)According to a Schedule 13D/A filed on September 27, 2022 with the SEC, Decheng Capital Management III (Cayman), LLC (“Decheng Capital Management”) and Xiangmin Cui may be deemed to beneficially own 6,582,380 shares which are held by Decheng Capital China Life Sciences USD Fund III, L.P. (“Decheng”), including 1,234,636 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 20, 2023. Decheng Capital Management is the general partner of Decheng. Dr. Cui is the sole manager of Decheng Capital Management and may be deemed to have voting and investment power with respect to the shares held by Decheng and as a result may be deemed to have beneficial ownership of such shares. The address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025.
(2)According to a Schedule 13G/A filed on February 14, 2023 with the SEC, RA Capital Management, L.P. ("RA Capital") may be deemed to beneficially own 4,397,368 shares which are held by RA Capital Healthcare Fund, L.P. ("RA Healthcare Fund") as its investment advisor. RA Capital Healthcare Fund GP, LLC is the general partner of RA Healthcare Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Healthcare Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RA Healthcare Fund's portfolios. Because RA Healthcare Fund has divested itself of voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, RA Healthcare Fund disclaims beneficial ownership of the shares it holds for purposes of Section 13(d) of the Act and, therefore, disclaims any obligation to report ownership of the reported securities under Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of the shares beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the shares held by RA Healthcare Fund, except to the extent of its or his pecuniary interest therein, if any. The address for RA Capital is 200 Berkeley Street, 18th Floor, Boston MA 02116.
(3)According to a Schedule 13D/A filed on September 27, 2022 with the SEC, and other information available to us, OrbiMed Advisors LLC, OrbiMed Capital GP VI LLC and OrbiMed Genesis GP LLC may be deemed to beneficially own 4,226,843 shares which are held by OrbiMed Private Investments VI, LP and OrbiMed Genesis Master Fund, L.P., including 145,251 shares issuable upon the exercise of warrants, which are exercisable within 60 days of April 20, 2023. OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VI. OrbiMed Genesis GP LLC is the general partner of OrbiMed Genesis Master Fund, L.P., and OrbiMed Advisors is the managing member of OrbiMed Genesis GP LLC. Carl L. Gordon, Sven H. Borho and W. Carter Neild share voting and investment power over the shares held by OrbiMed Private Investments VI, LP and OrbiMed Genesis Master Fund, L.P. and as a result may be deemed to have beneficial ownership of such shares. Dr. Thompson, an employee of OrbiMed Advisors, may be deemed to have beneficial ownership of such shares. Each of Carl L. Gordon, Sven H. Borho, W. Carter Neild and Dr. Thompson disclaims beneficial ownership of the foregoing shares, except to the extent of his pecuniary interest therein, if any. The address for OrbiMed Private Investments VI, LP is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(4)According to a Schedule 13G/A filed on February 14, 2023 with the SEC, Great Point Partners, LLC ("Great Point") may be deemed to beneficially own (i) 2,073,499 shares which are held by Biomedical Value Fund, L.P, ("BVF") (ii) 1,382,333 shares held by Biomedical Offshore Value Fund, Ltd. ("BOVF"), and (iii) 181,886 shares which are held by Cheyne Global Equity Fund (an Open-Ended Fund of Cheyne Select Master Fund ICAV) ("CGEF"). Great Point is the investment manager of BVF, BVOF, and CGEF and each of Dr. Jeffrey R. Jay, M.D., as Senior Managing Member of Great Point, and Mr. Ortav Yehudai, as Managing Director of Great Point, has voting and investment power with respect to the shares held by BVF, BOVF, and CGEF. Each of Great Point, Dr. Jay, and Dr. Yehudai disclaim beneficial ownership of the shares held by BVF, BOVF, and CGEF, except to the extent of their respective pecuniary interests. The address for Great Point is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.
(5)According to a Schedule 13G/A filed on February 14, 2023 with the SEC, Lynx1 Master Fund LP ("Lynx1 Fund") beneficially owns 3,126,173 shares of our common stock. Lynx1 Capital Management LP ("Lynx1 Management") is the investment manager to Lynx1 Fund, and Weston Nichols is the sole member of Lynx1 Capital Management GP LLC, the general partner of Lynx1 Management. Mr. Nichols shares voting and investment power over the shares held by Lynx1 Fund and as a result may be deemed to have beneficial ownership of such shares. The address for the foregoing persons is c/o Lynx1 Capital Management LP, 151 Calle de San Francisco, Suite 200, PMB 1237, San Juan, PR 00901.
(6)According to a Schedule 13D/A filed on September 27, 2022 with the SEC, Alpine BioVentures, GP, LLC, Mitchell H. Gold and Jay Venkatesan may be deemed to beneficially own 2,675,421 shares which are held by Alpine Immunosciences, L.P., including 74,441 shares issuable upon the exercise of warrants, which are exercisable within 60 days of April 20, 2023. Alpine BioVentures GP, LLC is the general partner of Alpine Immunosciences, L.P. Dr. Gold and Dr. Venkatesan are the Managing Partners of Alpine BioVentures GP, LLC. Dr. Gold and Dr. Venkatesan are also limited partners of Alpine Immunosciences, L.P. By virtue of such relationships, Dr. Gold and Dr. Venkatesan may be deemed to have voting and investment power with respect to the shares held by Alpine Immunosciences, L.P. and as a result may be deemed to have beneficial ownership of such shares. Each of Dr. Gold and Dr. Venkatesan disclaims beneficial ownership of the shares held by Alpine Immunosciences, L.P., except to the extent of his pecuniary interest therein, if any. The address for Alpine Immunosciences, L.P. is 117 E Louisa Street #256, Seattle Washington 98102.
(7)According to a Schedule 13D/A filed on February 15, 2022 with the SEC, Frazier Life Sciences VIII, L.P. is the record owner of 1,484,115 shares and 997,118 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 20, 2023. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P. and FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP. Dr. Topper and Patrick J. Heron are the sole members of FHM Life Sciences VIII, LLC and, therefore, share voting and investment power over the shares held by Frazier Life Sciences VIII, L.P. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by Frazier Life Sciences VIII, L.P., except to the extent of their pecuniary interests in such shares, if any. The foregoing shares excludes 348,133 shares subject to warrants held by Frazier Life Sciences VIII, L.P. that are not exercisable due to the beneficial ownership limitation set forth therein, which provides that such warrants may not be exercised if, after such exercise, the reporting person would beneficially hold more than 9.99% of our company's common stock. The address for Frazier Life Sciences VIII, L.P. is 601 Union Street, Suite 3200, Seattle, Washington 98101.
(8)According to a Schedule 13D/A filed on February 15, 2022 with the SEC, Frazier Life Sciences Public Fund, L.P. is the record owner of 1,501,642 shares and 964,592 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 20, 2023. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Dr. Topper, Patrick J. Heron, Albert Cha and James Brush are the members of FHMLSP, L.L.C. and, therefore, share voting and investment power over the shares held by Frazier Life Sciences Public Fund, L.P. Dr. Topper and Messrs. Heron, Cha and Brush disclaim beneficial ownership of the shares held by Frazier Life Sciences Public Fund, L.P., except to the extent of their pecuniary interests in such shares, if any. The foregoing shares excludes 737,535 shares subject to warrants held by Frazier Life Sciences Public Fund, L.P. that are not exercisable due to the beneficial ownership limitation set forth therein, which provides that such warrants may not be exercised if, after such exercise, the reporting person would beneficially hold more than 9.99% of our company's common stock. The address for Frazier Life Sciences Public Fund, L.P. is 601 Union Street, Suite 3200, Seattle, Washington 98101.
(9)Consists of (i) 109,387 shares of our common stock held directly by Dr. Gold, (ii) 1,285,989 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023, (iii) 2,600,980 shares of our common stock held directly by Alpine Immunosciences, L.P and (iv) 74,441 shares of our common stock issuable upon the exercise of warrants held by Alpine Immunosciences, L.P. which are exercisable within 60 days of April 20, 2023. Please see footnote 6 regarding Dr. Gold’s voting and investment power over the shares held by Alpine Immunosciences, L.P.
(10)Consists of (i) 24,371 shares of our common stock held directly by Dr. Peng and (ii) 895,529 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023.
(11)Consists of (i) 7,014 shares of our common stock held directly by Mr. Rickey and (ii) 391,878 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023.
(12)Consists of (i) 44,766 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023, (ii) 4,081,592 shares of our common stock held directly by OrbiMed Private Investments VI, LP and (iii) 145,251 shares of our common stock issuable upon the exercise of warrants held by OrbiMed Private Investments VI, LP which are exercisable within 60 days of April 20, 2023. Please see footnote 3 regarding Dr. Thompson’s voting and investment power over the shares held by OrbiMed Private Investments VI, LP.
(13)Consists of (i) 44,766 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023, (ii) 1,484,115 shares of our common stock held directly by Frazier Life Sciences VIII, L.P., (iii) 997,118 shares of our common stock issuable upon the exercise of warrants held by Frazier Life Sciences VIII, L.P., which are exercisable within 60 days of April 20, 2023, (iv) 1,501,642 shares of our common stock held directly by Frazier Life Sciences Public Fund, L.P. and (v) 964,592 shares of our common stock issuable upon the exercise of warrants held by Frazier Life Sciences Public Fund, L.P., which are exercisable within 60 days of April 20, 2023. Please see footnotes 7 and 8 regarding Dr. Topper’s voting and investment power over the shares held by Frazier Life Sciences VIII, L.P. and Frazier Life Sciences Public Fund, L.P. The foregoing shares exclude 348,133 and 737,535 shares subject to warrants held by Frazier Life Sciences VIII, L.P. and Frazier Life Sciences Public Fund, L.P., respectively, that are not exercisable due to the beneficial ownership limitation set forth therein, which provides that such warrants may not be exercised if, after such exercise, the reporting person would beneficially hold more than 9.99% of our company's common stock.
(14)Consists of (i) 50,000 shares of our common stock held indirectly through the Robert E. Conway Revocable Trust and Carolyn J. Conway Revocable Trust, and (ii) 52,621 shares of our common stock issuable upon exercise of options within 60 days of April 20, 2023.

(15)Consists of (i) 1,900 shares of our common stock held indirectly through the Christopher Peetz and Christine Peetz TR UA 02/15/2017 The Peetz Living Trust and (ii) 44,766 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023.
(16)Consists of (i) 37,116 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023, (ii) 5,347,744 shares of our common stock held directly by Decheng Capital China Life Sciences USD Fund III, L.P., (iii) 1,234,636 shares of our common stock issuable upon the exercise of warrants held by Decheng Capital China Life Sciences USD Fund III, L.P., which are exercisable within 60 days of April 20, 2023, and (iv) 1,360,544 shares of the Issuer’s Common Stock held directly by Decheng Capital Global Healthcare Fund (Master), LP (“Healthcare”). Decheng Capital Global Healthcare GP, LLC (“Healthcare GP”) is the general partner of Healthcare and Xiangmin Cui is the indirect managing member and ultimate beneficial owner of Healthcare GP. Healthcare, Healthcare GP and Dr. Cui may be deemed to share voting and dispositive power with respect to the shares held directly by Healthcare. Please see footnote 1 regarding Dr. Cui’s voting and investment power over the shares held by Decheng Capital China Life Sciences USD Fund III, L.P.
(17)Consists of 34,316 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023.
(18)Consists of 10,277 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023.
(19)Includes only current directors and executive officers serving in such capacity as of April 20, 2023. Includes 3,034,366 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2023 and 3,416,038 shares of our common stock issuable upon the exercise of warrants within 60 days of April 20, 2023.

RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements discussed, when required, elsewhere in this report, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
In addition to the arrangements described below, we have also entered into the arrangements which are described under the caption “Executive Compensation — Executive Employment Arrangements with Our Named Executive Officers.”
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written policy governing the review and approval of related party transactions. The audit committee of our board of directors has the primary responsibility for reviewing and approving or disapproving related party transactions, as designated in the audit committee charter. In addition, our Code of Business Conduct and Ethics requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to his or her attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which an executive officer, a director or a related person has a direct or indirect material interest.
Affiliations with Principal Stockholders
Dr. Gold is an executive officer, a member of our board of directors and, in his individual capacity, a limited partner of Alpine Immunosciences, L.P., Delaware limited partnership. In addition, Dr. Gold, in his individual capacities, is a Managing Partner of Alpine BioVentures, GP, LLC, a Delaware limited liability company, which is the general partner of Alpine Immunosciences, L.P.
Dr. James N. Topper is a member of our board of directors and, in his individual capacity, is a managing member of FHM Life Sciences VIII, LLC, a Delaware limited liability company. FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP, a Delaware limited partnership. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P., a Delaware limited partnership. Dr. Topper is also, in his individual capacity, a member of FHMLSP, L.L.C., a Delaware limited liability company, the general partner of FHMLSP, L.P., a Delaware limited partnership, which is the general partner of Frazier Life Sciences Public Fund L.P., a Delaware limited partnership. Frazier Life Sciences Public Fund L.P. is a holder of our common stock.
Mr. Peetz is a member of our board of directors and, in his individual capacity, is an Entrepreneur-in-Residence at Frazier Healthcare Partners, which is an affiliate of the Frazier entities described above.
Dr. Peter Thompson is a member of our board of directors and, in his individual capacity, is an employee of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC. OrbiMed Capital GP VI LLC is the general partner of OrbiMed Private Investments VI, LP.
Dr. Xiangmin Cui is a member of our board of directors and, in his individual capacity, is the manager of Decheng Capital Management III (Cayman), LLC, which in turn is the general partner of Decheng Capital China Life Sciences USD Fund III, L.P. Decheng Capital China Life Sciences USD Fund III, L.P.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and with each of our executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by applicable law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Alpine Immune Sciences. The agreements also provide for the advancement of expenses to the directors and executive officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional misconduct or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.
Indebtedness of Directors and Officers
None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.
Sales of Securities
September 2022 Follow-on Public Offering
In September 2022, we issued and sold 15,509,282 shares (including 1,903,282 shares sold pursuant to the underwriters’ partial exercise of their option to purchase additional shares) of our common stock at a public offering price of $7.35 per share for aggregate gross proceeds of approximately $114.0 million. Decheng Capital China Life Sciences USD Fund III, L.P. invested in the follow-on public offering, purchasing 639,456 shares of our common stock.
September 2021 Private Placement
In September 2021, we entered into a securities purchase agreement for a private placement with a select group of institutional investors, pursuant to which we sold 6,489,357 shares of our common stock and prefunded warrants to purchase 3,191,487 shares of common stock. The purchase price for each share of common stock and for each prefunded warrant was $9.40 per share, for an aggregate purchase price of approximately $91.0 million.
The following table summarizes the purchases in September 2021 of our securities by our 5% stockholders at the time of the September 2021 private placement:

Name of Purchaser	Number of Shares of Common Stock Purchased	Number of Shares of Common Stock Subject to Warrants	Aggregate Purchase Price
Decheng Capital China Life Sciences USD Fund III, L.P.	1,542,553	—	$14,500,000
Omega Fund VI, L.P.	744,680	—	$7,000,000
Entities affiliated with Avidity Partners Management LP	425,532	638,297	$9,999,993
OrbiMed Private Investments VI, LP	1,010,637	—	$9,500,000
Additionally, as part of the September 2021 private placement, Frazier Life Sciences Public Fund L.P., an entity for which Dr. Topper shares voting control with others, acquired prefunded warrants to purchase 1,702,127 shares of common stock. The aggregate purchase price for such prefunded warrants was $16,000,000.
In September 2021, we also entered into an exchange agreement with Frazier Life Sciences VIII, L.P. (the “Exchanging Stockholder”), pursuant to which we exchanged an aggregate of 1,200,000 shares of common stock held by the Exchanging Stockholder for prefunded warrants (the “Exchange Warrants”) to purchase an aggregate of 1,200,000 shares of common stock.
We also entered into a registration rights agreement with the investors in the September 2021 private placement. The registration rights agreement required us to register the resale of the shares of common stock issued and issuable upon the exercise of prefunded warrants issued in the September 2021 private placement. We filed a registration statement on Form S-3 on November 10, 2021 covering the resale of such shares, which registration statement was declared effective by the Securities and Exchange Commission on November 19, 2021.
Other Transactions
We have granted stock options and/or restricted stock units to our named executive officers, other executive officers and our directors.

OTHER MATTERS
Third Party Compensation of Directors
None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).
2022 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2022 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.alpineimmunesciences.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 188 East Blaine Street, Suite 200, Seattle, Washington 98102. Copies of all exhibits to the annual report on Form 10-K for the year ended December 31, 2022 may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 188 East Blaine Street, Suite 200, Seattle, Washington 98102.
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The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

ANNEX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ALPINE IMMUNE SCIENCES, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Alpine Immune Sciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

DOES HEREBY CERTIFY:

1. The name of the Corporation is Alpine Immune Sciences, Inc. The predecessor to the Corporation, N30 Pharmaceuticals, LLC, was originally formed as a limited liability company under Section 18-201 of the Delaware Limited Liability Company Act on March 30, 2007. Effective as of 12:01 a.m. Eastern Standard Time on August 1, 2012, the Corporation’s predecessor was converted into a Delaware corporation pursuant to a Certificate of Conversion filed with the Delaware Secretary of State on July 31, 2012. The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on July 31, 2012 under the name N30 Pharmaceuticals, Inc. On February 11, 2015, the Corporation changed its name from N30 Pharmaceuticals, Inc. to Nivalis Therapeutics, Inc. On July 24, 2017, the Corporation changed its name from Nivalis Therapeutics, Inc. to Alpine Immune Sciences, Inc.

2. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) amends and restates the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 19, 2015, as amended (the “Prior Certificate”), and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

3. The text of the Prior Certificate is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ______ day of _____, 2023.

By:
Mitchell H. Gold, M.D., Chief Executive Officer

EXHIBIT A

ARTICLE I
The name of this Corporation is Alpine Immune Sciences, Inc.
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 200,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).
B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board”) is hereby expressly authorized, by filing a certificate (“Certificate of Designation”) pursuant to the DGCL, to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any Certificate of Designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designation filed with respect to any series of Preferred Stock).
ARTICLE V
In furtherance and not in limitation of the powers conferred by the DGCL, subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time, the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”), subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws whether adopted by them or otherwise; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation (including any Certificate of Designation that may be filed from time to time), the affirmative vote of holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, shall be required for the stockholders to adopt new Bylaws or to alter, amend or repeal the Bylaws.

ARTICLE VI
A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board.
B. The directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article VI.B., each director shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
C. The Board or any individual director may be removed from office only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of at least at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, voting together as a single class.
D. Any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law and or by this Certificate of Incorporation or any Certificate of Designation that may be filed with respect to a series of Preferred Stock, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
E. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
F. There shall be no cumulative voting in the election of directors.
ARTICLE VII
A. Subject to the rights of the holders of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation. The taking of any action by written consent of the stockholders in lieu of a meeting of the stockholders is specifically denied.
B. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Secretary of the Corporation at the direction of the Board, pursuant to a resolution adopted by a majority of the entire Board, but such special meetings may not be called by any other person or persons.
C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VIII
A. To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
B. Any repeal, amendment, elimination or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal, amendment, elimination or modification.

ARTICLE IX
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim that is governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of the Corporation’s capital stock shall be deemed to have notice of, and to have consented to the provisions of this Article IX.
ARTICLE X
Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any Certificate of Designation that may be filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles VI, VII, VIII, IX and this Article X.
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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALPN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13963-P90538

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALPINE IMMUNE SCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mitchell H. Gold, M.D.
02) Xiangmin Cui, Ph.D.
03) Jörn Drappa, M.D., Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V13964-P90538

ALPINE IMMUNE SCIENCES, INC.
Annual Meeting of Stockholders
June 13, 2023 1:30 PM, PT
Via the Internet at www.virtualshareholdermeeting.com/ALPN2023
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mitchell H. Gold and Paul Rickey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alpine Immune Sciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PT on June 13, 2023, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/ALPN2023 and have the information that is printed in the box marked by the arrow available and follow the instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side